    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001
                                                    REGISTRATION NO. 333-____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             NETSCOUT SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     04-2837575
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               310 LITTLETON ROAD
                               WESTFORD, MA 01886
                    (Address of Principal Executive Offices)

                              --------------------

                1999 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                              --------------------

             ANIL K. SINGHAL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NETSCOUT SYSTEMS, INC.
                               310 LITTLETON ROAD
                               WESTFORD, MA 01886
                     (Name and Address of Agent For Service)

                                 (978) 614-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

                                   Copies to:

                              JOHN A. MELTAUS, ESQ.
                              MIGUEL J. VEGA, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

===============================================================================

===============================================================================

                         CALCULATION OF REGISTRATION FEE

===============================================================================


                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF REGISTRATION
 TO BE REGISTERED      REGISTERED(1)          SHARE                 PRICE                   FEE (2)
-------------------    -------------   ------------------    ------------------    ----------------------
NETSCOUT SYSTEMS, INC. 1999 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
-----------------------------------------------------------------------

OPTIONS RESERVED     5,000,000 shares         $7.20              $36,000,000               $9,000
FOR GRANT Common
Stock $0.001 par
value

          Total:                                                                           $9,000


===============================================================================

(1) Pursuant to the terms of the Company's 1999 Stock Option and Incentive Plan, as amended, an additional 5,000,000 shares of Common Stock may be issued and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1999 Stock Option and Incentive Plan, as amended, will be 9,500,000 shares. This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the NetScout Systems Inc. 1999 Stock Option and Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of NetScout Systems, Inc.

(2) None of the shares registered in this registration statement are subject to outstanding options. The exercise price of such options shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the price of $7.20, which is the average of the high and low prices reported on the Nasdaq Stock Market on November 19, 2001, is set forth solely for purposes of calculating the registration fee.

         This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-88131) relating to the NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, a Registration Statement on Form S-8 (No. 333-90971) relating to the NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, a Registration Statement on Form S-8 (No. 333-95647) relating to the NetScout Systems, Inc. 1990 Stock Option Plan, and a Registration Statement on Form S-8 (No. 333-41880) relating to the NextPoint Networks, Inc. 1997 Stock Option Plan and the NextPoint Networks, Inc. 2000 Stock Option Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

EXHIBIT NO.        DESCRIPTION OF EXHIBIT

         4.1 Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3.3 and 4.1 to the Company's Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

         4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2 and 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)

         4.3 Specimen Certificate for shares of the Company's Common Stock (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated herein by reference)

         4.4 NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, as amended (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and incorporated herein by reference)

         5         Opinion of Testa, Hurwitz & Thibeault, LLP

         23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5)

         23.2      Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included as part of the signature page of this Registration Statement)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, in the Commonwealth of Massachusetts, on this 21st day of November, 2001.

                                      NETSCOUT SYSTEMS, INC.


                                      By:  /S/ ANIL K. SINGHAL
                                          -----------------------------
                                          Anil K. Singhal
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of NetScout Systems, Inc., hereby severally constitute and appoint Anil K. Singhal, Narendra Popat and David P. Sommers, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable NetScout Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                       TITLE                                   DATE
/S/ ANIL K. SINGHAL                   President, Chief Executive Officer, Treasurer and     November 21, 2001
-------------------------------       Director (Principal Executive Officer)
Anil K. Singhal


/S/ NARENDRA POPAT                    Chairman of the Board and Secretary                   November 21, 2001
-------------------------------
Narendra Popat


/S/ DAVID P. SOMMERS                  Senior Vice President, General Operations and Chief   November 21, 2001
-------------------------------       Financial Officer
David P. Sommers                      (Principal Financial and Accounting Officer)


/S/ JOSEPH G. HADZIMA, JR.            Director                                              November 21, 2001
-------------------------------
Joseph G. Hadzima, Jr.


/S/ KENNETH T. SCHICIANO              Director                                              November 21, 2001
-------------------------------
Kenneth T. Schiciano


/S/ JOHN R. EGAN                      Director                                              November 21, 2001
-------------------------------
John R. Egan


/S/ VINCENT J. MULLARKEY              Director                                              November 21, 2001
-------------------------------
Vincent J. Mullarkey

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION OF EXHIBIT
-----------        ----------------------

   4.1 Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3.3 and 4.1 to the Company's Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

   4.2 Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2 and 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)

   4.3 Specimen Certificate for shares of the Company's Common Stock (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated herein by reference)

   4.4 NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, as amended (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and incorporated herein by reference)

   5               Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1            Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5)

   23.2            Consent of PricewaterhouseCoopers LLP

   24 Power of Attorney (included as part of the signature page of this Registration Statement)